CONTRACT EXTENSION AGREEMENT

The undersigned, as authorized signatories for IBEW Local 1031 and Wells Gardner Electronics respectively, hereby agree to the following:

1.
The existing collective bargaining agreement, with all its terms and provisions excepting only provisions that would otherwise cause it to expire or terminate on June 30, 2011 is hereby extended and continued in effect until July 29, 2011.

Signed this  28th day of June, 2011

WELLS GARDNER ELECTRONICS		LOCAL 1031, INTERNATIONAL BROTHERHOOD OF ELECTRICAL WORKERS, AFL-CIO
BY:	/s/ Gene Ahner	BY:	/s/ José A. Caez
	Gene Ahner		José A. Caez
	Human Resources Director		Business Manager/Financial Secretary

CONTRACT CONSIDERATIONS

July 19, 2011

1.	WG will continue to pay any increase required by law to maintain the union pension plan at its present level.

2.	BC/BS medical plans will continue as they are without any increase in employee contributions to the plans

3.	In line with the rest of the company, there will be no wage increases for the present contract year.

4.	In appreciation for the hard work and cooperation of every one, there will a one time payment of $250 to all active employees at the time of the signing of the contract.

5.	The contract will be a one year contract.

Signed:	/s/ José A. Caez	/s/ Gene Ahner
	7/19/11 Local 1031 IBEW	7/19/11 HR Director